Exhibit 99.1

Press Release
10200 South De Anza Boulevard, Cupertino, California 95014 USA	www.portal.com
Tel: +1 408.572.2000

Portal Software, Inc. to Hold Investor Call

Company to discuss Q3 FY05 10-Q filing and provide current business outlook

CUPERTINO, Calif., May 3, 2005-Portal Software, Inc. (NASDAQ: PRSFE), the leading worldwide provider of billing and Revenue Management solutions for the global communications and media markets, will host a call for the investment community on Tuesday, May 3, 2005 at 5:00 p.m. Eastern (2:00 p.m. Pacific).

The purpose of the call is to discuss Portal’s third quarter fiscal 2005 results and provide investors with a general business update on Q4 FY’05 and Q1 FY’06. The call will include preliminary first quarter FY06 results of bookings exceeding $36 million and a quarter-end cash position of more than $55 million.

Conference Call Information

To access the call, please dial one of the following numbers at 4:50 p.m. Eastern (1:50 p.m. Pacific) on May 3, 2005: (800) 706-3415 (inside the U.S.) or (706) 634-1314 (outside of the U.S.).

Additionally, an archive of the call will be available until May 17th, 2005, commencing one hour following the live call on May 3, 2005 at Portal’s investor relations web site at http://investor.portal.com. A tele-replay of the call will also be available for one year by dialing (800) 642-1687 (inside the U.S.) or (706) 645-9291 (outside the U.S.). The pass code for the tele-replay is 5775042.

About Portal Software, Inc.

Portal is the leading worldwide provider of billing and Revenue Management solutions for the global communications and media markets. The company delivers the only platform for the end-to-end management of customer revenue across offerings, channels, and geographies. Portal’s solutions enable companies to dramatically accelerate the launch of innovative, profit-rich services while significantly reducing the costs associated with legacy billing systems.

Portal Software Investor Call	PAGE 2 OF 2

Portal is the Revenue Management partner of choice to the world’s leading service providers, including Vodafone, AOL Time Warner, Deutsche Telekom, Telstra, NTT, China Telecom, Reuters, China Mobile, Telenor Mobil, and France Telecom.

Forward Looking Statements

Statements in this release contain forward looking statements concerning Portal Software, Inc.’s overall future prospects, including statements regarding growing business momentum, customer upgrading to Portal 7, operating cash flow, and future expense benefits and cost savings from our recent restructuring. These statements involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially include the following:

Despite the significant expense, time, and effort being expended on our efforts to remediate the material weaknesses and deficiencies in our internal controls, there is no assurance that we will be able to remediate them successfully, that we will not detect additional material weaknesses or deficiencies, or that we will not detect accounting errors in the future resulting from our material weaknesses and deficiencies. Potential consequences of the foregoing failures include, among other things: a restatement of our financial results, inquiry or action by regulatory agencies, private litigation, an increase in professional fees, management distraction, employee attrition, adverse reaction by investors, potential investors and customers, harm to our reputation in the business and financial community, a decline in our stock price, or delisting from the NASDAQ National Market Exchange.

Success of the customer implementation projects mentioned in this release depends upon a number of factors including without limitation our failure to recruit, train, and retain skilled management and other personnel; an inability to establish, maintain, and effectively implement relationships with system integrators and other strategic resellers and vendors and to manage large multi-party projects involving system integrators and other parties. Additional factors that could cause actual events or results to differ materially include the following: an inability to forecast accurately; a delay in implementing and/or performing Portal 7 upgrades in a manner satisfactory to our customers; our inability to remedy material weaknesses in our disclosure and internal controls; delay in filing and/or failing to file SEC reports within permitted time frames; delisting of our stock by the NASDAQ Stock Market; and limited or no ability to implement or realize the benefits of cost reduction efforts, such as our ability to sublease or eliminate excess office facilities in a timely and cost effective manner. Other factors which could cause actual results to differ from those discussed in this press release are described in detail in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and our subsequent quarterly reports on Form 10-Q. All statements made in this press release are made only as of the date set forth at the beginning of this release. Portal undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Investor Relations Contacts:

At Portal - investor_relations@portal.com, 408.572.2345

At Financial Relations Board - Amy Cozamanis, acozamanis@financialrelationsboard.com, 310.854.8314

Media Contacts:

At Portal - Kevin Payne, kpayne@portal.com, 408.572.3614

At Edelman - Greg Lunsford, greg.lunsford@zenogroup.com, 415.369.8106

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Portal Press Release	May 3, 2005